Exhibit 99.1

U.S. Auto Parts Reports Fourth Quarter and Full Year 2019 Results

- Q4 Private Label Sales up 15%; Drives Strongest Level of Gross Margin Since 2011 -

CARSON, Calif. – March 9th, 2020 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, is reporting results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Summary vs. Year-Ago Quarter

•	Private label sales increased 15% Y/Y.
•	Gross profit increased 28% to $21.2 million, with gross margin up 800 basis points to 33.7%.
•	Net sales declined as expected to $63.0 million compared to $64.7 million due to reduction of unprofitable business lines.
•	Net loss was $(25.1) million or $(0.70) per share, compared to a net loss of $(4.5) million or $(0.13) per share. Q4 2019 includes a $(21.5) million deferred tax valuation allowance.
•	Adjusted EBITDA increased 137% to $1.7 million.
•	Ended the quarter with no revolver debt.

Full Year 2019 Summary vs. 2018

•	Private label sales increased 6% Y/Y.
•	Gross profit increased 7% to $84.2 million, with gross margin up 280 basis points to 30.0%.
•	Net sales declined as expected to $280.7 million compared to $289.5 million due to reduction of unprofitable business lines.
•

Net loss was $(31.5) million or $(0.89) per share, compared to a net loss of $(4.9) million or $(0.14) per share. The change was driven by the deferred tax valuation allowance and transition cost and detention related costs.

•	Adjusted EBITDA was $4.5 million vs. $10.4 million.

Management Commentary

“The fourth quarter marked a key inflection point in our business, as the strategies and initiatives we deployed over the course of 2019 began to materialize in our results,” said Lev Peker, CEO of U.S. Auto Parts. “Our elimination of unprofitable revenue and strict focus on private label sales led to our strongest level of gross margin in eight years. Further, our implementation of various cost reduction initiatives has created a leaner and more efficient operating model,  which enabled us to more than double adjusted EBITDA to $1.7 million during the quarter. We began our turn-around strategy roughly one year ago, and these exceptional improvements tell us that our strategy is working.

“While we are very proud of our work last year and the improvements we have made. We view these recent results as a guidepost. They are proof we are moving in the right direction, but we do not for a minute think our work is done. There is still plenty we want to accomplish and improve upon, and we have taken concrete steps in 2019 to position U.S. Auto Parts to make further improvements in 2020. In fact, through the first two months of this year, we are currently on pace to generate more than 30% growth in private label sales compared to Q1 2019, resulting in double digit growth in the overall business, while maintaining our strong level of gross margin. We are still in the early innings of taking U.S. Auto Parts to its full potential.”

Fourth Quarter 2019 Financial Results

Net sales in the fourth quarter of 2019 were $63.0 million compared to $64.7 million in the year-ago quarter. As expected, the decline was driven by a proactive reduction of low-margin and unprofitable branded sales, partially offset by a 15% increase in higher-margin private label sales. Private label sales accounted for approximately 90% of sales in the fourth quarter of 2019 compared to 76% in the year ago period.

Gross profit in the fourth quarter increased 28% to $21.2 million compared to $16.6 million last year, with gross margin up 800 bps to 33.7% compared to 25.6%. These improvements were driven by strong growth in private label sales, as well as inventory mix and higher in-stock rates.

Total operating expenses in the fourth quarter were $23.3 million compared to $21.3 million in the fourth quarter last year. The increase was driven by personnel costs related to the new DC & marketing spend.

Net loss in the fourth quarter increased to $(25.1) million compared to $(4.5) million in the fourth quarter last year. This was driven by a valuation allowance of $(21.5) million related to our tax deferred assets.

Adjusted EBITDA in the fourth quarter increased to $1.7 million compared to $0.7M in the year-ago quarter, with the improvements driven by the aforementioned increase in higher-margin private label sales and prudent cost and inventory management.

At fiscal year-end December 28, 2019, the company had no revolver debt and a cash balance of $2.3 million compared to no debt and  a $2.0 million cash balance at December 29, 2018.

Key Operating Metrics

	Q4 2019	Q4 2018	Q3 2019
Conversion Rate [1]	2.8%	2.5%	3.2%
Unique Visitors (millions) [1]	13.3	16.5	13.8
Number of Orders - E-commerce only (thousands)	375	415	441
Number of Orders - Online Marketplace (thousands)	432	346	412
Total Number of Internet Orders (thousands)	807	761	853
Revenue Capture (% Sales) [2]	90.7%	86.7%	89.3%
Average Order Value - Total Internet Orders	$77	$85	$78

1.	Excludes online marketplaces.
2.	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces.

Conference Call

U.S. Auto Parts CEO Lev Peker and CFO/COO David Meniane will host the conference call, followed by a question and answer period.

Date: Monday, March 9, 2020

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 877‑407‑9039

International dial-in number: 201‑689‑8470

Conference ID: 13698758

Please call the conference telephone number 5‑10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1‑949‑574‑3860.

The conference call will be broadcast live. A telephone replay of the conference call will also be available on the same day through March 23, 2020.

Toll-free replay number: 844‑512‑2921

International replay number: 412‑317‑6671

Replay ID: 13698758

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.carparts.com, www.jcwhitney.com, and www.autopartswarehouse.com as well as the Company’s corporate website at www.usautoparts.com.

U.S. Auto Parts is headquartered in Carson, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) costs associated with our customs issue; and (g) costs associated with the executive transitions.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, its future operating results and financial condition, the impact of changes in our key operating metrics, and our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

949‑574‑3860

PRTS@gatewayir.com

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

Net sales	$62.96	$64.65	$280.66	$289.47
Gross profit	$21.19	$16.57	$84.22	$78.72
	33.7%	25.6%	30.0%	27.2%
Operating expenses	$23.33	$21.26	$92.47	$83.73
	37.1%	32.9%	32.9%	28.9%
(Loss) income from operations	$(2.14)	$(4.69)	$(8.25)	$(5.01)
	(3.4)%	(7.3)%	(2.9)%	(1.7)%
Net loss	$(25.09)	$(4.48)	$(31.55)	$(4.89)
	(39.8)%	(6.9)%	(11.2)%	(1.7)%
Adjusted EBITDA	$1.69	$0.71	$4.53	$10.38
	2.7%	1.1%	1.6%	3.6%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

Net loss	(25,087)	(4,480)	(31,548)	(4,889)
Depreciation & amortization	1,680	1,390	6,247	5,802
Amortization of intangible assets	25	45	100	185
Interest expense, net	486	380	1,897	1,595
Taxes	22,455	(600)	21,437	(329)
EBITDA	$(441)	$(3,265)	$(1,867)	$2,364
Stock comp expense	1,701	1,891	3,656	3,595
Employee transition costs(1)	387	1,315	2,274	774
Customs costs(2)	46	774	464	5,046
Proceeds from AutoMD sale	—	—	—	(1,400)
Adjusted EBITDA	$1,693	$715	$4,527	$10,379

(1)	We incurred costs related to the transition of executive management related to severance, recruiting, hiring bonuses, and relocation costs.
(2)	We incurred port and carrier fees and legal costs associated with our customs related issues.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Fiscal Year Ended
	December 28,	December 29,
	2019	2018

Net sales	$280,657	$289,467
Cost of sales (1)	196,434	210,746
Gross profit	84,223	78,721
Operating expenses:
Marketing	44,341	38,081
General and administrative	17,744	19,964
Fulfillment	24,946	21,310
Technology	5,342	4,188
Amortization of intangible assets	100	185
Total operating expenses	92,473	83,728
Loss from operations	(8,250)	(5,007)
Other income (expense):
Other, net	36	1,387
Interest expense	(1,897)	(1,598)
Total other expense, net	(1,861)	(211)
Loss before income taxes	(10,111)	(5,218)
Income tax (benefit) provision	21,437	(329)
Net loss	(31,548)	(4,889)
Other comprehensive income:
Foreign currency translation adjustments	(52)	22
Actuarial loss on defined benefit plan	(313)	—
Total other comprehensive income	(365)	22
Comprehensive loss	$(31,913)	$(4,867)
Loss per share:
Basic and diluted net loss per share	$(0.89)	$(0.14)
Weighted average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	35,720	34,941

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	December 28,	December 29,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$2,273	$2,031
Accounts receivable, net	2,669	3,727
Inventory	52,500	49,626
Other current assets	4,931	3,401
Total current assets	62,373	58,785
Deferred income taxes	—	21,833
Property and equipment, net	9,650	15,184
Right-of-use - assets - operating leases, net	4,544	—
Right-of-use - assets - financing leases, net	9,011	—
Other non-current assets	2,368	2,163
Total assets	$87,946	$97,965
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,433	$34,039
Accrued expenses	9,519	10,247
Current portion of capital leases payable	—	594
Customer deposits	652	521
Notes payable, current	729	—
Right-of-use - obligation - operating, current	1,368	—
Right-of-use - obligation - finance, current	640	—
Other current liabilities	2,605	2,918
Total current liabilities	59,946	48,319
Capital leases payable, net of current	0	8,559
Notes payable, non-current	1,060	—
Right-of-use - obligation - operating, non-current	3,419	—
Right-of-use - obligation - finance, non-current	8,627	—
Other non-current liabilities	2,514	2,265
Total liabilities	75,566	59,143
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,771 shares issued and outstanding at both December 28, 2019 and December 29, 2018	3	3
Common stock, $0.001 par value; 100,000 shares authorized; 36,167 and 34,992 shares issued and outstanding at December 28, 2019 and December 29, 2018 (of which 2,525 are treasury stock)	38	38
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	187,147	183,139
Accumulated other comprehensive income	214	579
Accumulated deficit	(167,876)	(137,791)
Total stockholders’ equity	12,380	38,822
Total liabilities and stockholders' equity	$87,946	$97,965

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Fiscal Year Ended
	December 28,	December 29,
	2019	2018

Operating activities
Net loss	$(31,548)	$(4,889)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	6,252	5,802
Amortization of intangible assets	100	185
Deferred income taxes	21,287	(446)
Share-based compensation expense	3,656	3,595
Stock awards issued for non-employee director service	19	14
Amortization of deferred financing costs	1	4
Loss from disposition of assets	—	1
Changes in operating assets and liabilities:
Accounts receivable	1,058	(1,257)
Inventory	(2,874)	4,605
Other current assets	(1,527)	(1,326)
Other non-current assets	166	150
Accounts payable and accrued expenses	9,953	742
Other current liabilities	(99)	(1,135)
Right-of-Use Obligation - Operating Leases - Current	1,364	—
Right-of-Use Obligation - Operating Leases - Long-term	(1,121)	—
Other non-current liabilities	190	136
Net cash provided by operating activities	6,877	6,181
Investing activities
Additions to property and equipment	(6,160)	(5,689)
Proceeds from sale of property and equipment	—	1
Net cash used in investing activities	(6,160)	(5,688)
Financing activities
Borrowings from revolving loan payable	14,626	3,316
Payments made on revolving loan payable	(14,626)	(3,316)
Proceeds from notes payable	257	—
Payment of notes payable	(130)	—
Payments on capital leases	(670)	(598)
Statutory tax withholding payment for share-based compensation	(302)	(430)
Proceeds from exercise of stock options	460	6
Payment of liabilities related to financing activities	—	(100)
Preferred stock dividends paid	(80)	(161)
Net cash used in financing activities	(465)	(1,283)
Effect of exchange rate changes on cash	(10)	(29)
Net change in cash and cash equivalents	242	(819)
Cash and cash equivalents, beginning of period	2,031	2,850
Cash and cash equivalents, end of period	$2,273	$2,031
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$1,098	$—
Right-of-use financed asset acquired	$947	$—
Accrued asset purchases	$720	$1,008
Fixed asset purchased through note payable	$1,919	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$95	$81
Cash paid during the period for interest	$1,896	$1,606